UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2005

LIN TV Corp.	LIN Television Corporation
(Exact Name of Registrant as Specified in Charter)	(Exact Name of Registrant as Specified in Charter)

Delaware	001-31311	05-0501252	Delaware	000-25206	13-3581627

(State or Other	(Commission File	(IRS Employer	(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)	Jurisdiction of	Number)	Identification No.)
Incorporation)			Incorporation)

Four Richmond Square, Suite 200, Providence, Rhode Island	02906___

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 454-2880

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

     On January 31, 2005, LIN Television Corporation, a Delaware corporation (“LIN Television”) and wholly owned subsidiary of LIN TV Corp. (“LIN TV”), entered into a supplemental indenture (the “Supplemental Indenture”) among LIN Television, the Guarantors party thereto (the “Guarantors”) and The Bank of New York, as successor trustee (the “Trustee”), to the Indenture, dated as of June 14, 2001, among LIN Television, the Guarantors and the Trustee (as supplemented by the supplemental indenture dated as of May 12, 2003, the “Indenture”), relating to LIN Television’s 8% Senior Notes due 2008 (the “Notes”). The Supplemental Indenture was entered into in connection with LIN Television’s previously announced tender offer and consent solicitation (collectively, the “Tender Offer”) with respect to the Notes. The Supplemental Indenture amends the Indenture by eliminating substantially all of the restrictive covenants and certain events of default and related provisions. The amendments to the Indenture set forth in the Supplemental Indenture became operative at 9:00 a.m., New York City time, on February 1, 2005.

     There are no material relationships between The Bank of New York and LIN Television or LIN TV or any of their respective affiliates, other than The Bank of New York’s service as trustee under the Indenture and the indentures relating to the Company’s 6 1/2% Senior Subordinated Notes due 2013 and the Company’s 2.50% Senior Subordinated Debentures due 2033.

     The Supplemental Indenture is attached to this current report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

     The disclosure under Item 2.03 of this current report is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     As previously reported, LIN Television completed the sale of $175 million aggregate principal amount of its 6 1/2% Senior Subordinated Notes due 2013 (the “6 1/2% Notes”) on January 28, 2005.

     The 6 1/2% Notes are additional securities under an indenture, dated as of May 12, 2003, among LIN Television, the guarantors named therein and The Bank of New York, as trustee, pursuant to which LIN Television previously issued $200 million aggregate principal amount of 6 1/2% Senior Subordinated Notes due 2013 in May 2003. The 6 1/2% Notes bear interest at 6 1/2% per year, payable on May 15 and November 15 of each year, beginning on May 15, 2005. LIN Television is obligated to repay the $175 million aggregate principal amount of the 6 1/2% Notes in cash upon maturity of the 6 1/2% Notes on May 15, 2013. LIN Television may redeem the 6 1/2% Notes at its option on or after May 15, 2008, but will be required to pay a premium redemption price if any such optional redemption occurs prior to May 15, 2011. LIN Television may redeem a portion of the 6 1/2% Notes at its option prior to May 15, 2008 at a premium redemption price with cash available from one or more equity offerings. Upon a change of control, each holder of the 6 1/2% Notes may require LIN Television to repurchase all or a portion of such holder’s 6 1/2% Notes in cash at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

     If there is an event of default on the 6 1/2% Notes, the principal amount of the 6 1/2% Notes, together with all accrued and unpaid interest and premium, may become immediately due and payable, subject to certain conditions set forth in the indenture governing the 6 1/2% Notes. These amounts automatically become due and payable upon certain events involving the bankruptcy or insolvency of LIN Television or certain of its subsidiaries. The following are events of default with respect to the 6 1/2% Notes:

•	failure to pay interest when due and payable which continues for a period of 30 days;

•	failure to pay principal or premium when due and payable;

•	failure to observe any other covenant or agreement in the 6 1/2% Notes or the indenture governing the 6 1/2% Notes which continues for a period of 30 days after LIN Television receives written notice of such failure;

•	failure to pay the principal amount of certain debt of LIN Television or certain of its subsidiaries at maturity, or the acceleration of such maturity, if the aggregate principal amount of such debt exceeds $10,000,000 and such default persists for a period of 10 days;

•	judgments rendered against LIN Television or certain of its subsidiaries in aggregate amount in excess of $15,000,000 which are undischarged or unstayed for a period of 60 days;

•	certain events involving the bankruptcy or insolvency of LIN Television or certain of its subsidiaries; or

•	a judicial finding that any guarantee of the 6 1/2% Notes is invalid, failure of any such guarantee to remain in full force and effect or denial of any guarantor’s obligations under any such guarantee.

     In connection with the offering of the 6 1/2% Notes, LIN Television also entered into an Exchange and Registration Rights Agreement, dated as of January 28, 2005, with the Initial Purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, LIN Television has agreed to file a registration statement with respect to a proposed offer to holders of the 6 1/2% Notes to exchange the 6 1/2% Notes for similar registered securities. LIN Television will be required to pay holders of the 6 1/2% Notes liquidated damages if the registration statement is not filed or declared effective, or the offer to exchange the 6 1/2% Notes is not consummated, before certain deadlines specified in the Registration Rights Agreement. The Registration Rights Agreement is attached to this current report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders

     The disclosure in the first three paragraphs under Item 1.01 of this current report is incorporated herein by reference.

Item 8.01. Other Events

     On January 31, 2005, LIN TV issued a press release regarding the receipt by LIN Television of the requisite consents to amend the Indenture, the Supplemental Indenture and the acceptance of tendered Notes, each in connection with the Tender Offer.

     A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits

4.1	Supplemental Indenture, dated as of January 31, 2005, among LIN Television Corporation, the guarantors listed therein and The Bank of New York, as Trustee, relating to the 8% Senior Notes due 2008 of LIN Television Corporation.

10.1	Exchange and Registration Rights Agreement, dated as of January 28, 2005, among LIN Television Corporation and the Initial Purchasers named therein, relating to the 6 1/2% Senior Subordinated Notes due 2013 of LIN Television Corporation.

99.1	Press release dated January 31, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIN TV Corp.

Date: February 2, 2005	By:	/s/ William A. Cunningham

	Name:	William A. Cunningham
	Title:	Vice President and Controller

LIN Television Corporation

Date: February 2, 2005	By:	/s/ William A. Cunningham

	Name:	William A. Cunningham
	Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description
4.1	Supplemental Indenture, dated as of January 31, 2005, among LIN Television Corporation, the guarantors listed therein and The Bank of New York, as Trustee, relating to the 8% Senior Notes due 2008 of LIN Television Corporation.

10.1	Exchange and Registration Rights Agreement, dated as of January 28, 2005, among LIN Television Corporation and the Initial Purchasers named therein, relating to the 6 1/2% Senior Subordinated Notes due 2013 of LIN Television Corporation.

99.1	Press Release dated January 31, 2005.